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                         NOTICE OF GUARANTEED DELIVERY
                                  RELATING TO
                                   AVAYA INC.
                                      AND
                     WARBURG, PINCUS EQUITY PARTNERS, L.P.
                        AND AFFILIATED INVESTMENT FUNDS

                               OFFER TO EXCHANGE
      AN AGGREGATE OF UP TO 67,995,334 SHARES OF AVAYA COMMON STOCK AND AN
                    AGGREGATE OF UP TO $200 MILLION IN CASH
                                   FOR UP TO
             $660,542,000 AGGREGATE PRINCIPAL AMOUNT AT MATURITY OF
                  LIQUID YIELD OPTION NOTES DUE 2021 OF AVAYA
                  (CUSIP NO. 053499AA) (ISIN NO. US053499AA70)
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THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON
JANUARY 22, 2003, UNLESS EXTENDED OR EARLIER TERMINATED. TENDERS MAY BE
   WITHDRAWN PRIOR TO 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THE EXPIRATION
   DATE.
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    You must use this Notice of Guaranteed Delivery, or one substantially equivalent to this form, to accept the exchange offer if you are a registered holder of the LYONs and wish to tender any LYONs, but the procedure for book-entry transfer cannot be completed before 12:00 midnight, New York City time, on January 22, 2003 (or any such later date and time to which the exchange offer may be extended (the "Expiration Date")) or time will not permit your
Letter of Transmittal or other required documents to reach The Bank of New York, as exchange agent (the "Exchange Agent") before the Expiration Date. This Notice of Guaranteed Delivery or such other form may be delivered by hand, transmitted by facsimile transmission or mailed to the Exchange Agent. See the section of the Offer to Exchange/Prospectus dated December 23, 2002 (the "Offer to
Exchange") titled "The Exchange Offer--Procedures for Tendering
LYONs--Guaranteed Delivery Procedures."

                 The Exchange Agent for the exchange offer is:

                              THE BANK OF NEW YORK

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
                BY MAIL:                               BY FACSIMILE:                     BY HAND OR OVERNIGHT COURIER:
         101 Barclay Street, 7E               (for eligible institutions only)                 101 Barclay Street
        New York, New York 10286                       (212) 298-1915                   Corporate Trust Services Window
      Attention: Carolle Montreuil                                                                Ground Level
                                                FOR CONFIRMATION TELEPHONE:                 New York, New York 10286
                                                       (212) 815-5920                     Attention: Carolle Montreuil

    Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via facsimile number other than as set forth above will not constitute a valid delivery.
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    This form is not to be used to guarantee signatures. If a signature on a
Letter of Transmittal is required to be guaranteed by an "eligible guarantor institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

    The undersigned hereby tenders to Avaya Inc. ("Avaya") and Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V. and Warburg, Pincus Netherlands Equity Partners III, C.V., upon the terms and subject to the conditions set forth in the Offer to Exchange and the related Letter of Transmittal (which together with any amendments and supplements thereto, collectively constitute the "exchange offer"), receipt of which is hereby acknowledged, the principal amount at maturity of LYONs set forth below, pursuant to the guaranteed delivery procedures set forth in the section of the Offer to Exchange titled "The Exchange Offer--Procedures for Tendering LYONs--Guaranteed Delivery Procedures."

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Principal Amount at Maturity of LYONs:

Name(s) of Record Holder(s) (including persons listed on a securities position listing maintained by the Depository
Trust Company):

                       (Please Print)

Address(es):
                                                  (Zip Code)

Area Code and Telephone No.:

Capacity (full title) if signing
in a representative capacity:

Taxpayer Identification or
Social Security Number:

Check box to confirm that LYONs will be tendered by book-entry transfer: / /

    ELECTION AS TO FORM OF EXCHANGE OFFER CONSIDERATION
          FOR HOLDERS EXCHANGING OUTSTANDING LYONs

If you are accepting the exchange offer, you may elect to receive the following for each $1,000 Principal Amount at Maturity of Outstanding LYONs tendered in the exchange offer
(CHECK ONE ONLY) *

/ / OPTION (A): shares of common stock having a value equal to $203.87
(but in no event more than 102 shares or less than 76 shares) and $203.87 cash

/ / OPTION (B): $389.61 cash

* You will receive Option (A) if you fail to check one of the two boxes above.

Account Number:

Signature(s):

Dated:
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                                   GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    The undersigned, a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchange Medallion Program (each an "eligible guarantor institution"), guarantees to deliver to the Exchange Agent confirmation of book-entry transfer of the LYONs tendered hereby into the Exchange Agent's account at The Depository Trust Company, and if such book-entry confirmation does not contain an Agent's Message (as defined in Letter of Transmittal), a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days (as defined in the exchange offer) after the date hereof.

    The eligible guarantor institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal or an Agent's Message and confirmation of book-entry transfer of LYONs to the Exchange Agent within the time period set forth herein. Failure to do so could result in a financial loss to such eligible guarantor institution.

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
Name of Firm:

Authorized Signature:

Address:
                                                  (Zip Code)

Area Code and Telephone No.:

Name:
                        Please Print

Title:

Dated:
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